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                                                                   Exhibit 10.60



                          AMENDMENT TO OPTION AGREEMENT


         AMENDMENT made this 1st day of July, 1998, by and between Hadco Corporation, a Massachusetts corporation with a usual place of business in Salem, New Hampshire (hereinafter the "Company"), and Andrew E. Lietz, of Rye, New Hampshire (hereinafter the "Optionee"), to the Option Agreement between the parties dated April 8, 1998 in which the Optionee was granted options for Fifty Thousand (50,000) shares of Hadco Corporation Common Stock.

         WHEREAS, both parties consider the Optionee's stock option arrangements with the Company to be an integral part of his compensation package; and

         WHEREAS, the Company has recently reviewed compensation arrangements with its top management; and

         WHEREAS, the Company and the Optionee have agreed upon a revised provision with respect to the retirement of the Optionee.

         NOW, THEREFORE, in consideration of the premises and other mutual covenants contained herein, it is agreed between the parties as follows:

         1. To strike Section 2(c)(1) and substitute therefor new Section 2(c)(1) as follows: "Any unvested or unexercised option granted hereunder shall terminate and become void at midnight on the thirtieth (30th) day after the Optionee's employment with the Company is terminated for any reason other than disability, death, or retirement after age 61, but in no event may the option be exercised later than the specified expiration date of the option."


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         2.       To strike Section 2(c)(3) and substitute therefor new Section
2(c)(3) as follows: "In the event the employment of the Optionee terminates by reason of retirement from the Company after Optionee has reached age 61, any option granted hereunder shall continue to vest and become exercisable on the same schedule as set forth in Section 2(a) and shall expire on the same date as provided in Section 2(b) hereof."

         3. Except as specifically set forth herein, the original terms and provisions of the Option Agreement of April 8, 1998 (unless otherwise changed or amended by operation of amendment of the November 29, 1995 Hadco Stock Option Plan) between the parties are hereby ratified and confirmed.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.




                                        Hadco Corporation





/s/ Patricia Randall                        By: /s/ Horace H. Irvine II
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Witness


/s/ James C. Hamilton                       By: /s/ Andrew E. Lietz
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Witness                                     Andrew E. Lietz









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